UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 4, 2008

VANTAGE ENERGY SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33496	51-0599779
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

777 Post Oak Blvd., Suite 610
Houston, Texas		77056
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:  (281) 404-4700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01  Entry into a Material Definitive Agreement.

On January 4, 2008, Douglas Halkett and Vantage Energy Services, Inc. (“Vantage”) reached an agreement whereby effective January 15, 2008, Mr. Halkett will become Vice President and Chief Operating Officer of Vantage.  Mr. Halkett’s employment will continue until January 15, 2010 and thereafter shall be automatically extended for successive terms of one year, or until his earlier resignation or termination.

Prior to joining Vantage, Mr. Halkett, 47, served Transocean Inc. as Division Manager in Northern Europe (UK & Norway) from January 2003 to November 2007, as an Operations Manager in the Gulf of Mexico from February 2001 to December 2003, and in positions as Operations Manager and Regional Operations Manager in the UK from July 1996 to January 2001. Prior to joining Transocean, Mr. Halkett worked for Forasol-Foramer in various operational and business roles from January 1988 to June 1996, and was assigned in Paris and various locations in the Far East. Mr. Halkett started his career with Shell International in Holland and Brunei in 1982 and joined Mobil North Sea Ltd in 1985. Mr. Halkett earned a First Class Honours Degree in Mechanical Engineering from Heriot Watt University (Edinburgh) in 1981 and attended the Programme For Management Development at Harvard Business School in 2003.

There are no arrangements or understandings between Mr. Halkett and any other person pursuant to which he was selected as Vice President and Chief Operating Officer. There are no family relationships between Mr. Halkett and any director or other executive officer of Vantage. Vantage is not aware of any transaction in which Mr. Halkett has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Halkett’s compensation arrangements with Vantage are an annual base salary of $400,000, an annual bonus with a target level of 80% of his annual base salary and a maximum level of 160% of his annual base salary, and a sign-on cash bonus of $25,000.  Mr. Halkett will be eligible for equity grants under the Company’s 2007 Long Term Incentive Compensation Plan, once such plan is approved by the Vantage stockholders.  The actual amount and value of equity awards granted to Mr. Halkett will be determined by the Board of Directors as and when the Board of Directors approves equity awards.  As of the date of filing of this current report on Form 8-K, no equity awards have been granted.  In addition, Mr. Halkett will be eligible for other benefits consistent with those to be received by other Vantage executives.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Vantage has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VANTAGE ENERGY SERVICES, INC.

Date: January 9, 2008	By:	/s/ Douglas Smith
Douglas Smith
Chief Financial Officer

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